                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                               JPMORGAN CHASE BANK
                                       AND
                              SCHRODER SERIES TRUST

                      FIFTH AMENDED AND RESTATED EXHIBIT B

                             Portfolios of the Trust

Schroder Municipal Bond Fund
Schroder Short-Term Municipal Bond Fund
Schroder Total Return Fixed Income Fund
Schroder Enhanced Income Fund
Schroder Global Equity Yield Fund*
Schroder Global Opportunities Fund*
Schroder Emerging Market Equity Fund
Schroder Strategic Bond Fund
   Schroder Strategic Bond Fund Collateral Account
Schroder U.S. Small and Mid Cap Opportunities Fund
Schroder International Diversified Value Fund

Signed by:

For and on Behalf of
JPMORGAN CHASE BANK

By: /s/ Ann M. Osti
----------------------------------------
Name: Ann M. Osti
Title: Vice President

For and on behalf of
SCHRODER SERIES TRUST, separately on
behalf of each Portfolio above

By: /s/ Mark A. Hemenetz
----------------------------------------
Name: Mark A. Hemenetz
Title: President

Dated: August 30, 2006

*    not yet launched